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                                                                    EXHIBIT 99.2

Analyst contact:                         Media contact:
Cherie Rice                              William J. Plunkett
(630) 218-1850                           (630) 572-8898

              WASTE MANAGEMENT, INC. SUPPLEMENTARY FINANCIAL DATA

Oak Brook, February 27, 1998 -- Waste Management, Inc., which earlier this week announced its financial results for the fourth quarter and year ended December 31, 1997, today provided the following supplementary proforma unaudited financial data for the full year 1997:

                       PROFORMA UNAUDITED INCOME SUMMARY
                     Twelve Months ended December 31, 1997
                     (millions, except per share amounts)


     Loss from continuing operations before income taxes - as reported                         $(1,059)

     Proforma adjustments:
          - Special charges                                                                         144
          - Asset impairment loss                                                                 1,488
          - Estimated other unusual items included in operating, selling and
            administrative expenses(1)                                                              525
          - Minority interest impact of above items                                                 (66)
          - Estimated unusual sundry income(2)                                                     (147)

                                                                                          -------------
                      Subtotal - Proforma adjustments                                             1,944
                                                                                          -------------

     Proforma income before taxes from continuing operations                                        885

     Proforma income taxes(3)                                                                       453
                                                                                          -------------

     Proforma net income from continuing operations                                                $432
                                                                                          =============

     Weighted average common shares outstanding                                                   466.6
                                                                                          =============

     Proforma basic earnings per common share                                                     $0.93
                                                                                          =============

     Depreciation and amortization                                                               $1,095
                                                                                          =============

     Proforma earnings before interest, taxes, depreciation and amortization                     $2,490
                                                                                          =============

     1) Primarily includes revaluation of recycling assets and unusual expenses related to loss contracts, self-insurance accruals and environmental and legal reserves.
     2) Unusual items of sundry income primarily include gains on the sale of certain North American solid waste assets and businesses and the Company's investment in ServiceMaster.
     3) Effective tax rate exceeds the statutory rates primarily due to goodwill amortization and other non-deductible expense.
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The estimates included in the foregoing supplementary data reflect management's current judgment regarding the extent to which certain items of income or expense recorded in the twelve month period ended December 31, 1997 are unlikely to recur in 1998.

This release is materially dependent upon forward-looking information as defined by federal securities laws and such information is inherently uncertain and subject to risks. Such information should be viewed with caution. Actual results or experience could differ materially from the forward-looking information as a result of many factors, including the company's ability to meet price-increase and new business sales goals, fluctuation in recyclable commodity prices, wheather conditions, slowing of the overall economy, increased interest costs arising from a change in the Company's leverage, failure of the company's plans to produce the cost savings anticipated by the Company, the timing and magnitude of capital expenditures, inability to obtain or retain permits necessary to operate disposal or other facilities or otherwise complete project development activities, changes in environmental laws, technological, regulatory or enforcement developments, the results of environmental studies, inability to complete contemplated dispositions of Company businesses and assets at anticipated prices and terms, and the cost and time of stock repurchases. The Company makes no commitment to disclose any revisions to forward-looking information, or any facts, events or circumstances after the date hereof that may bear upon forward-looking information.